                                                                    EXHIBIT 99.7

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

- --------------------------------------------------------------------------------

                                  SCHEDULE 13D
                                Amendment No. 1
                   Under the Securities Exchange Act of 1934

                         PYRAMID TECHNOLOGY CORPORATION
                                (Name of Issuer)

                     Common Stock, Par Value $.01 Per Share
                         (Title of Class of Securities)

                                   747236107
                                 (CUSIP number)

                   Siemens Nixdorf Information Systems, Inc.
                                200 Wheeler Road
                        Burlington, Massachusetts  01803
                                 (617) 273-0480
                           Attention:  G. Schulmeyer

                     (Name, Address and Telephone Number of
                    Person Authorized to Receive Notices and
                                Communications)

                                   Copies to:

                             E. Robert Lupone, Esq.
                              Siemens Corporation
                          1301 Avenue of the Americas
                             New York, N.Y.  10019
                           Telephone:  (212) 258-4208

                               September 13, 1994
            (Date of Event which Requires Filing of this Statement)

- --------------------------------------------------------------------------------

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this
schedule because of Rule 13d-1(b)(3) or (4), check the following box (    ).

Check the following box if a fee is being paid with this statement (    ).

                              Page 26 of 39 Pages
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CUSIP No. 747236107

(1)  Name of Reporting Person
     S.S. or I.R.S. Identification No. of Above Person
     SIEMENS NIXDORF INFORMATION SYSTEMS, INC.
     --------------------------------------------------------------------------
     04-2454451
     --------------------------------------------------------------------------

(2)  Check the Appropriate Box if a Member of Group (See Instructions)

     (a)
     --------------------------------------------------------------------------
     (b)
     --------------------------------------------------------------------------

     --------------------------------------------------------------------------

(3)  SEC Use Only
                  -------------------------------------------------------------

     --------------------------------------------------------------------------

(4)  Sources of Funds (See Instructions)   AF
                                         --------------------------------------

     --------------------------------------------------------------------------

(5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
            -------------------------------------------------------------------

     ---------------------------------------------------------------------------

(6)  Citizenship or Place of Organization   Massachusetts
                                            -----------------------------------

     --------------------------------------------------------------------------

- --------------------------------------------------------------------------------
Number of        (7)  Sole Voting Power
                                        ----------------------------------------
Shares          ----------------------------------------------------------------
Beneficially     (8)  Shared Voting Power            4,047,743
                                         ---------------------------------------

Owned by        ----------------------------------------------------------------
Each             (9)  Sole Dispositive Power
                                             -----------------------------------

Reporting       ----------------------------------------------------------------
Person          (10)  Shared Dispositive Power       4,047,743
                                              ----------------------------------
With
- --------------------------------------------------------------------------------

(11) Aggregate Amount Beneficially Owned by Each Reporting Person      4,047,743
                                                                  --------------

(12) Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions)
                   -------------------------------------------------------------
(13) Percent of Class Represented by Amount in Row (11)     24.2%
                                                        ------------------------
(14)    Type of Reporting Person (See Instructions)  CO
                                                     ---------------------------

                              Page 27 of 39 Pages

CUSIP No. 747236107

(1)  Name of Reporting Person
     S.S. or I.R.S. Identification No. of Above Person
     SIEMENS AKTIENGESELLSCHAFT
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

(2)  Check the Appropriate Box if a Member of Group (See Instructions)

     (a)
     ---------------------------------------------------------------------------
     (b)
     ---------------------------------------------------------------------------

     ---------------------------------------------------------------------------

(3)  SEC Use Only
                   -------------------------------------------------------------

     ---------------------------------------------------------------------------

(4)  Sources of Funds (See Instructions)   AF
                                         ---------------------------------------

     ---------------------------------------------------------------------------

(5) Check if Disclosure of Legal Proceedings is Required Pursuant to Items 2(d) or 2(e)
     ---------------------------------------------------------------------------

(6)  Citizenship or Place of Organization           Federal Republic of Germany
                                          -------------------------------------

- --------------------------------------------------------------------------------
Number of        (7)  Sole Voting Power
                                       -----------------------------------------
Shares
                ----------------------------------------------------------------
Beneficially     (8)  Shared Voting Power        4,047,743
                                         ---------------------------------------
Owned by
                ----------------------------------------------------------------
Each             (9)  Sole Dispositive Power
                                            ------------------------------------
Reporting
                ----------------------------------------------------------------
Person          (10)  Shared Dispositive Power   4,047,743
                                                 -------------------------------
With
- --------------------------------------------------------------------------------

(11) Aggregate Amount Beneficially Owned by Each Reporting Person   4,047,743
                                                                  --------------
(12) Check if the Aggregate Amount in Row (11) Excludes Certain Shares (See Instructions)

     ---------------------------------------------------------------------------

(13) Percent of Class Represented by Amount in Row (11)            24.2%
                                                        ------------------------
(14)    Type of Reporting Person (See Instructions)  CO
                                                    ----------------------------

                              Page 28 of 39 Pages
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This Amendment No.1 amends and supplements the statement on Schedule 13D filed on August 31, 1994 (the "Schedule 13D") by Siemens Nixdorf Information Systems, Inc., a Delaware corporation ("SNI"), and Siemens Aktiengesellschaft, a corporation organized under the laws of the Federal Republic of Germany ("Siemens A.G."), with respect to the common stock, par value $.01 per share (the "Common Stock") of Pyramid Technology Corporation (the "Issuer"). Items 4 and 5 of the Schedule 13D are amended as follows:


Item 4.   Purpose of Transaction
          ----------------------

          On September 13, 1994, the Issuer and SNI completed the transactions contemplated by the Purchase Agreement. SNI purchased 2,000,000 shares of Common Stock and the Warrant for $17,250,000. In addition, SNI A.G. and the Issuer executed OEM and Licensing Agreements pursuant to which SNI A.G. will license Pyramid's UNIX operating system for massively parallel processing ("MPP") and will purchase the related MPP hardware product known as MESHine.


Item 5.   Interest in Securities of the Issuer
          ------------------------------------

          As a result of the completion of the transactions contemplated by the Purchase Agreement, SNI A.G. beneficially owns 4,047,743 shares of Common Stock. This includes 1,330,000 shares of Common Stock which SNI has the right to acquire pursuant to the Warrant, which is exercisable at any time and from time to time by SNI until September 12, 1995 at purchase price of $10.00 per share.

          SNI has voting and dispositive power with respect to these 4,047,743 shares of Common Stock by virtue of this beneficial ownership. Through its indirect ownership of SNI, Siemens A.G. may also be considered to be a beneficial owner of these 4,047,743 shares of Common Stock, and may be deemed to have shared voting and dispositive power with respect such shares of Common Stock.

                              Page 29 of 39 Pages
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Signature
- ---------


          After reasonable inquiry and to the best of our knowledge and belief, we certify that the information set forth in this Statement is true, complete and correct.

September 12, 1994

                    SIEMENS NIXDORF INFORMATION SYSTEMS, INC.


                    By:  /s/ Gerhard Schulmeyer
                         ----------------------
                    Name:   Gerhard Schulmeyer
                    Title:  Chairman



                    SIEMENS AKTIENGESELLSCHAFT


                    By:  /s/ Adrienne Whitehead
                         ----------------------
                    Name:   Adrienne Whitehead
                    Title:  Attorney-in-fact

                              Page 30 of 39 Pages